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                                                                       Exhibit L
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                            JOINT FILING AGREEMENT
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     Joint Filing Agreement, dated as of February 28, 2002, by and among Mellon
Ventures, L.P., MVMA, L.P. and MVMA, Inc.

     Each of the parties hereto hereby agrees that it shall jointly file any schedules, forms or other documents, including any amendments thereto, required to be filed pursuant to Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, with the other parties hereto in respect of the transactions contemplated by the Securities Purchase Agreement, dated as of February 20, 2002, among Carrizo Oil & Gas, Inc., Mellon Ventures, L.P. and Steven A. Webster, and by the Securities Purchase Agreement, dated as of December 15, 1999, among Carrizo Oil & Gas, Inc., CB Capital Investors, L.P., Mellon Ventures, L.P., Douglas A.P. Hamilton, Paul B. Loyd, Jr. and Steven A. Webster. Filings specifically, but not exclusively, contemplated by this Agreement are a Schedule 13D and a Form 3.


Dated: February 28, 2002

                                             MELLON VENTURES, L.P.
                                              by MVMA, L.P., its general partner
                                              by MVMA, Inc., its general partner


                                             By:   /s/  Paul D. Cohn
                                                 -------------------------------
                                                 Paul D. Cohn
                                                 Vice President and Director


                                             MVMA, L.P.
                                              by MVMA, Inc., its general partner


                                             By:   /s/  Paul D. Cohn
                                                 -------------------------------
                                                 Paul D. Cohn
                                                 Vice President and Director


                                             MVMA, INC.


                                             By:   /s/  Paul D. Cohn
                                                 -------------------------------
                                                 Paul D. Cohn
                                                 Vice President and Director